SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 18, 2009

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operation and Financial Condition
Item 7.01                      Regulation FD Disclosure

On May 18, 2009 our management conducted a conference call, which started at 4:30 p.m. ET, to discuss our fiscal 2009 second quarter results for the period ended March 31, 2009, as well as to provide an outlook for the remainder of fiscal 2009. During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and the Company's CFO, Mr. Robert Tomlinson, discussed the Company's financial results as well as responded to listeners’ questions submitted during the subsequent open Q&A session.

During this conference call, the discussion included the following points:

1) We disclosed that the current DMSP customer count is more than 350, including large customers serviced by our Smart Encoding division.

2) We disclosed our revenues, as well as monthly operating cash flow (before changes in current assets and liabilities), by month for the second quarter of fiscal 2009. Operating cash flow (before changes in current assets and liabilities) was approximately $178,000 negative in January 2009, approximately $78,000 negative in February 2009 and approximately $114,000 positive in March 2009. Revenues were approximately $1.3 million in January 2009, almost $1.5 million in February 2009 and almost $1.6 million in March 2009. We stated that we expect to see further improvement in revenues in the June quarter.

3) In the context of a discussion of our capital expenditure requirements for the coming year, we stated that by the end of this calendar year we expect to be generating positive cash flow after considering our operating requirements as well as the cash requirements for our actual capital expenditure requirements.

4) We stated that the effective interest rate of the financing we obtained from Rockridge Capital Holdings LLC in April 2009 is in the 40% range, such calculation depending on various factors including how the shares given as an origination fee are priced.

5) In the context of a discussion regarding our statement that we have recently taken actions to reduce our personnel and certain other operating costs by approximately $65,000 per month, we stated that we believe that these actions have not impaired our ongoing operations and that further we can create substantial additional revenue before we have to add personnel.

The above is subject to the complete content of our management presentation and the subsequent discussion, which may be accessed for one year online at http://www.visualwebcaster.com/event.asp?id=59019.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson
May 19, 2009	Robert E. Tomlinson, CFO